UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 20, 2006

WESTAR ENERGY, INC.

(Exact name of registrant as specified in its charter)

KANSAS	1-3523	48-0290150
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

818 South Kansas Avenue, Topeka, Kansas	66612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (785) 575-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WESTAR ENERGY, INC.

Item 1.01. Entry into a Material Definitive Agreement.

In 2002 and 2003, we entered into employment agreements with each of our executive officers in the form previously filed with the Securities and Exchange Commission. These employment agreements provide severance benefits in connection with certain involuntary terminations of employment or certain terminations after a change in control. The terms of the employment agreements were for two to four years depending on each officer’s position. The employment agreements with two-year terms expired on various dates in 2005. Additionally, in 2000, we entered into change in control agreements with Larry D. Irick and other of our officers and key employees, but not any of the other named executive officers. The agreements have three-year terms with an automatic extension of one year on each anniversary, unless prior notice is given by the officer or by us. These agreements and the change in control provisions included in the employment agreements are intended to ensure the officers’ continued service and dedication to us and to ensure their objectivity when considering on our behalf any transaction that would result in a change in control of us.

On August 23, 2005, we filed a Current Report on Form 8-K with the Securities and Exchange Commission stating that our board of directors authorized us to enter into new change in control agreements with the seven officers whose employment agreements expired earlier in 2005. Our board of directors also authorized us to enter into new change in control agreements with each of the officers whose employment agreements have not yet expired, including Mark A. Ruelle, Douglas R. Sterbenz, and Mr. Irick, if the officer agrees to the replacement of his or her current change in control benefits with the new change in control agreement. Our board of directors did not authorize new change in control agreements for James S. Haines, Jr. or William B. Moore.

As authorized by our board of directors, on January 20, 2006, we entered into new change in control agreements with the seven officers whose employment agreements expired earlier in 2005 as well as each of the officers whose employment agreements have not yet expired, including Mr. Ruelle, Mr. Sterbenz and Mr. Irick. Mr. Ruelle, Mr. Sterbenz, Mr. Irick and other officers having existing change in control benefits agreed to replace their current change in control benefits with the form of change in control agreement filed as an exhibit to this report. The form of change in control agreement filed as an exhibit to this report is consistent with the summary included in the Current Report on Form 8-K that we filed with the Securities and Exchange Commission on August 23, 2005.

The foregoing is qualified in its entirety by reference to the form of change in control agreement filed as an exhibit to this report and the forms of amendment to the letter agreements with Mr. Ruelle, Mr. Sterbenz, Mr. Irick and one other officer. The foregoing is also qualified in its entirety by reference to the employment letter agreements of Mr. Ruelle, Mr. Sterbenz and Mr. Irick, respectively, which were attached as an exhibit to our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 is incorporated herein by reference.

Section 9. Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

Exhibit 10.1	Form of Change in Control Agreement

Exhibit 10.2	Form of Amendment to the Employment Letter Agreements for Mr. Ruelle and Mr. Sterbenz

Exhibit 10.3	Form of Amendment to the Employment Letter Agreement for Mr. Irick and One Other Officer

Forward-looking statements: Certain matters discussed in this Current Report on Form 8-K are “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like we “believe,” “anticipate,” “expect,” “likely,” “estimate,” “intend” or words of similar meaning. Forward-looking statements describe our future plans, objectives, expectations or goals and are based on assumptions by the management of the Company as of the date of this document. If management’s assumptions prove incorrect or should unanticipated circumstances arise, the Company’s actual results could differ materially from those anticipated. These differences could be caused by a number of factors or combination of factors including, but not limited to, those factors described under the heading “Risk Factors” contained in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2005 as filed with the Securities and Exchange Commission. Readers are urged to consider such factors when evaluating any forward-looking statement, and the Company cautions you not to put undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date such statement was made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made except as required by applicable laws or regulations.

The information contained in this report is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We disclaim any current intention to revise or update the information contained in this report, although we may do so from time to time as our management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Westar Energy, Inc.

Date: January 26, 2006	By:	/s/ Larry D. Irick
	Name:	Larry D. Irick
	Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
Exhibit 10.1	Form of Change in Control Agreement

Exhibit 10.2	Form of Amendment to the Employment Letter Agreements for Mr. Ruelle and Mr. Sterbenz

Exhibit 10.3	Form of Amendment to the Employment Letter Agreement for Mr. Irick and One Other Officer